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                         AMENDED AND RESTATED BYLAWS FOR
                         QUANTUM EPITAXIAL DESIGNS, INC.


                                    ARTICLE I
                                     OFFICES

                  Section 1.1. Registered Office. The registered office of QUANTUM EPITAXIAL DESIGNS, INC. (the "Corporation") in the Commonwealth of Pennsylvania shall be as specified in the Articles of Incorporation of the Corporation, as they may be amended from time to time (the "Articles"), or at such other place as the Corporation's Board of Directors (the "Board") may specify in a statement of change of registered office filed with the Department of State of the Commonwealth of Pennsylvania.

                  Section 1.2. Other Offices. The Corporation may also have an office or offices at such other place or places either within or without the Commonwealth of Pennsylvania as the Board may from time to time determine or the business of the Corporation requires.


                                   ARTICLE II
                          MEETINGS OF THE SHAREHOLDERS

                  Section 2.1. Place. All meetings of the shareholders shall be held at such places, within or without the Commonwealth of Pennsylvania, as the Board may from time to time determine.

                  Section 2.2. Annual Meeting. A meeting of the shareholders for the election of directors and the transaction of such other business as may properly be brought before the meeting (as determined in accordance with Section
2.3 of these Bylaws) shall be held once each calendar year within one hundred eighty (180) days after the close of the Corporation's fiscal year on such date as the Board shall determine. If the annual meeting is not called and held within six months after the designated time for such meeting, then any shareholder may call the meeting at any time after the expiration of such six-month period.

                  Section 2.3. Matters to be Considered at Annual Meetings. At any annual meeting of shareholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before such annual meeting. To be considered as properly brought before an annual meeting of the shareholders, business must be: (a) specified in the notice of meeting (or any supplement thereto), or (b) otherwise properly brought before the meeting by, or at the direction of, the Board of Directors, or (c) otherwise properly brought by a holder of record (both as of the time notice of such proposal is given by the shareholder as set forth below and as of the record date for the annual meeting in question) of any shares of capital stock of the Corporation entitled to vote at such annual meeting who complies with the requirements set forth in this Section.



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                  In addition to any other applicable requirements, for business to be properly brought before an annual meeting of the shareholders by a shareholder of record of any shares of capital stock entitled to vote at such annual meeting, such shareholder shall: (i) give timely notice as required by this Section to the Secretary of the Corporation and (ii) be present at such meeting, either in person or by a representative. For the first annual meeting following the initial public offering of common stock of the Corporation, a shareholder's notice shall be timely if hand-delivered to, or mailed (with proper postage prepaid) to and received by, the Corporation at its principal executive office not later than the close of business on the later of (a) the 75th day prior to the scheduled date of such annual meeting or (b) the 15th day following the day on which public announcement of the date of such annual meeting is first made by the Corporation. For all subsequent annual meetings of the shareholders, a shareholder's notice shall be timely if hand-delivered to, or mailed (with proper postage prepaid) to and received by, the Corporation at its principal executive office not less than 75 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event the annual meeting is scheduled to be held on a date more than 30 days before such anniversary date or more than 60 days after such anniversary date, a shareholder's notice shall be timely if hand-delivered to, or mailed (with proper postage prepaid) to and received by, the Corporation at its principal executive office not later than the close of business on the later of (a) the 75th day prior to the scheduled date of such annual meeting or (b) the 15th day following the day on which public announcement of the date of such annual meeting is first made by the Corporation.

                  For purposes of these By-laws, "public announcement" shall mean: (i) disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service, (ii) a report or other document filed publicly with the Securities and Exchange Commission (including, without limitation, a Form 8-K), or (iii) a letter or report sent to shareholders of record of the Corporation at the time of the mailing of such letter or report.

                  Such a shareholder's notice to the Secretary shall set forth as to each matter proposed to be brought before an annual meeting of the shareholders: (i) a brief description of the business the shareholder desires to bring before such annual meeting and the reasons for conducting such business at such annual meeting; (ii) the name and address, as they appear on the Corporation's stock transfer books, of the shareholder proposing such business;
(iii) the class and number of shares of the Corporation's capital stock beneficially owned by the shareholder proposing such business; (iv) the names and addresses of the beneficial owners, if any, of any capital stock of the Corporation registered in such shareholder's name on such books, and the class and number of shares of the Corporation's capital stock beneficially owned by such beneficial owners; (v) the names and addresses of other shareholders known by the shareholder proposing such business to support such proposal, and the class and number of shares of the Corporation's capital stock beneficially owned by such other shareholders; and (vi) any material interest of the shareholder proposing to bring such


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business before such meeting (or any other shareholders known to be supporting such proposal) in such proposal.

                  If the Board or a designated committee thereof determines that any shareholder proposal was not made in a timely fashion in accordance with the provisions of this Section or that the information provided in a shareholder's notice does not satisfy the information requirements of this Section in any material respect, then such proposal shall not be presented for action at the annual meeting in question. If neither the Board nor such committee makes a determination as to the validity of any shareholder proposal in the manner set forth above, then the presiding officer of the annual meeting shall determine whether the shareholder proposal was made in accordance with the terms of this Section. If the presiding officer determines that any shareholder proposal was not made in a timely fashion in accordance with the provisions of this Section or that the information provided in a shareholder's notice does not satisfy the information requirements of this Section in any material respect, then such proposal shall not be presented for action at the annual meeting in question. If the Board, a designated committee thereof, or the presiding officer determines that a shareholder proposal was made in accordance with the requirements of this Section, then the presiding officer shall so declare at the annual meeting and ballots shall be provided for use at the meeting with respect to such proposal.

                  Notwithstanding the foregoing provisions of this Section, a shareholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as amended (the "Exchange Act") with respect to the matters set forth in this Section, and nothing in this Section shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation's proxy statement in compliance with Rule 14a-8 (or any successor thereto) under the Exchange Act.

                  Section 2.4. Written Ballot. Unless required by vote of the shareholders before the voting begins, elections of directors need not be by written ballot.

                  Section 2.5. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, may be called at any time by the Chairman of the Board or the President, and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors. In addition, an "interested shareholder" (as defined in section 2553 of the Pennsylvania Business Corporation Law of 1988, as it may from time to time be amended (the "1988 BCL")) may, upon written request delivered to the Secretary of the Corporation, call a special meeting for the purpose of approving a business combination under either subsection (3) or (4) of section 2555 of the 1988 BCL. Any request for a special meeting of shareholders shall state the purpose or purposes of the proposed meeting. Upon receipt of any such request, it shall be the duty of the Secretary to give notice, in a manner consistent with Section 2.7 of these Bylaws, of a special meeting of the shareholders to be held at such time as the Secretary may fix, which time may not be, if the meeting is called pursuant to a statutory right, more than sixty (60) days after receipt of the request. If the


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Secretary shall neglect or refuse to fix the date of the meeting and give notice thereof, then the person or persons calling the meeting may do so.

                  Section 2.6. Scope of Special Meetings. Business transacted at any special meeting shall be confined to the business stated in the notice.

                  Section 2.7. Notice. Written notice of every meeting of the shareholders, stating the place, the date and hour thereof and, in the case of a special meeting of the shareholders, the general nature of the business to be transacted thereat, shall be given in a manner consistent with the provisions of
Section 12.4 of these Bylaws at the direction of the Secretary of the Corporation or, in the absence of the Secretary of the Corporation, any Assistant Secretary of the Corporation, at least ten (10) days prior to the day named for a meeting called to consider a fundamental change under Chapter 19 of the 1988 BCL, or five (5) days prior to the day named for the meeting in any other case, to each shareholder entitled to vote thereat on the date fixed as a record date in accordance with Section 8.1 of these Bylaws or, if no record date be fixed, then of record at the close of business on the tenth (10th) day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day immediately preceding the day of the meeting, at such address (or telex, TWX, facsimile or telephone number), as appears on the transfer books of the Corporation. Any notice of any meeting of shareholders may state that, for purposes of any meeting that has been previously adjourned for one or more periods aggregating at least fifteen (15) days because of an absence of a quorum, the shareholders entitled to vote who attend such a meeting, although less than a quorum pursuant to Section 2.8 of these Bylaws, shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth in the original notice of the meeting that was so adjourned.

                  Section 2.8. Quorum. The shareholders present in person or by proxy, entitled to cast at least a majority of the votes that all shareholders are entitled to cast on any particular matter to be acted upon at the meeting, shall constitute a quorum for the purposes of consideration of, and action on, such matter. The shareholders present in person or by proxy at a duly organized meeting can continue to do business until the adjournment thereof notwithstanding the withdrawal of enough shareholders to leave less than a quorum. If a meeting cannot be organized because a quorum has not attended, the shareholders present in person or by proxy may, except as otherwise provided by the 1988 BCL and subject to the provisions of Section 2.9 of these Bylaws, adjourn the meeting to such time and place as they may determine.

                  Section 2.9. Adjournment. Any meeting of the shareholders, including one at which directors are to be elected, may be adjourned for such period as the shareholders present in person or by proxy and entitled to vote shall direct. Other than as provided in the last sentence of Section 2.7 of these Bylaws, notice of the adjourned meeting or the business to be transacted thereat need not be given, other than announcement at the meeting at which adjournment is taken, unless the Board fixes a new record date for the adjourned meeting or the 1988 BCL requires notice of the business to be transacted and such notice has not previously been given. At any adjourned meeting


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at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally noticed.

                  Those shareholders entitled to vote present in person or by proxy, although less than a quorum pursuant to Section 2.8 of these Bylaws, shall nevertheless constitute a quorum for the purpose of (a) electing directors at a meeting called for the election of directors that has been previously adjourned for lack of a quorum, and (b) acting, at a meeting that has been adjourned for one or more periods aggregating fifteen (15) days because of an absence of a quorum, upon any matter set forth in the original notice of such adjourned meeting, provided that, in the case of (b), that such original notice shall have complied with the last sentence of Section 2.7 of these Bylaws.

                  Section 2.10. Majority Voting. Any matter brought before a duly organized meeting for a vote of the shareholders shall be decided by a majority of the votes cast at such meeting by the shareholders present in person or by proxy and entitled to vote thereon, unless the matter is one for which a different vote is required by express provision of the 1988 BCL, the Articles or a bylaw adopted by the shareholders, in any of which case(s) such express provision shall govern and control the decision on such matter.

                  Section 2.11. Voting Rights. Except as otherwise provided in the Articles, at every meeting of the shareholders, every shareholder entitled to vote shall have the right to one vote for each share having voting power standing in his or her name on the books of the Corporation. Shares of the Corporation owned by it, directly or indirectly, and controlled by the Board, directly or indirectly, shall not be voted.

                  Section 2.12. Proxies. Every shareholder entitled to vote at a meeting of the shareholders may authorize another person to act for him or her by proxy. The presence of, or vote or other action at a meeting of shareholders by a proxy of, a shareholder shall constitute the presence of, or vote or action by the shareholder. Every proxy shall be executed in writing by the shareholder or by the shareholder's duly authorized attorney-in-fact and filed with the Secretary of the Corporation. A proxy, unless coupled with an interest, shall be revocable at will notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until written notice of revocation has been given to the Secretary of the Corporation. No unrevoked proxy shall be valid after three (3) years from the date of its execution, unless a longer time is expressly provided in such proxy. A proxy shall not be revoked by the death or incapacity of the maker unless, before the vote is counted or the authority is exercised, written notice of such death or incapacity is given to the Secretary of the Corporation.

                  Section 2.13. Voting Lists. The officer or agent having charge of the transfer books for securities of the Corporation shall make a complete list of the shareholders entitled to vote at a meeting of the shareholders, arranged in alphabetical order, with the address of and the number of shares held by each shareholder, which list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the


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meeting. If the Corporation has five thousand (5000) or more shareholders, it may make such information available at the meeting by any other means.

                  Section 2.14. Judges of Election. In advance of any meeting of the shareholders, the Board may appoint judges of election, who need not be shareholders, to act at such meeting or any adjournment thereof. If judges of election are not so appointed, the presiding officer of any such meeting may, and on the request of any shareholder shall, appoint judges of election at the meeting. The number of judges shall be one (1) or three (3), as determined by the Board to be appropriate under the circumstances. No person who is a candidate for office to be filled at the meeting shall act as a judge at the meeting. The judges of election shall do all such acts as may be proper to conduct the election or vote with fairness to all shareholders, and shall make a written report of any matter determined by them and execute a certificate of any fact found by them, if requested by the presiding officer of the meeting or any shareholder or the proxy of any shareholder. If there are three (3) judges of election, the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all.

                  Section 2.15. Participation by Conference Call. No shareholder may participate in any meeting of shareholders by means of conference telephone or similar communications equipment.


                                   ARTICLE III

                      THIS ARTICLE INTENTIONALLY LEFT BLANK


                                   ARTICLE IV
                                    DIRECTORS

                  Section 4.1. Number and Qualifications. The Board shall consist of one or more directors as determined from time to time by the Board. Until such time as the Board shall fix a different number of directors pursuant to the immediately preceding sentence, the Board shall consist of five (5) directors. Except as provided in Section 4.4 of these Bylaws in the case of vacancies, directors shall be elected by the shareholders. Directors shall be natural persons of full age and need not be residents of the Commonwealth of Pennsylvania or shareholders of the Corporation.

                  Section 4.2. Term and Classification. The directors shall be classified with respect to the time for which they shall severally hold office by dividing them into three classes as nearly equal in number as possible. Such classes shall originally consist of one class of two directors whose terms shall expire at the annual meeting of stockholders to be held in 2000 and upon the election and qualification of his or her successor; a second class of two directors whose terms shall expire at the annual meeting of stockholders to be held in 1999 and upon the election and qualification of his or


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her successor; and a third class of one director whose term shall expire at the annual meeting of stockholders to be held in 1998 and upon the election and qualification of his or her successor. The Board shall increase or decrease the number of directors pursuant to this Article IV, Section 4.2 in order to ensure that the three classes shall be as nearly equal in number as possible. At each annual meeting of the shareholders, the successors to the class of directors whose term expires that year shall be elected to hold office for a term of three years and until a successor is elected and qualified or until the director's earlier death, resignation or removal, so that the term of office of one class of directors expires in each year. If at any meeting of shareholders, directors of more than one class are to be elected, each class of directors shall be elected in a separate election.

                  Section 4.3. Nominations of Directors. Nominations of candidates for election as directors of the Corporation at any meeting of the shareholders during which directors are to be elected may be made only (a) by, or at the direction of, a majority of the Board or a committee thereof to which the Board has delegated the authority to make such selection pursuant to Section
4.11 of these Bylaws, or (b) by a holder of record (both as of the time of notice of such nomination is given by the shareholder as set forth below and as of the record date for the meeting in question) of any shares of the capital stock of the Corporation entitled to vote at such meeting who complies with the timing, informational and other requirements set forth in this Section. Any shareholder who has complied with the timing, informational and other requirements set forth in this Section and who seeks to make such a nomination, or his, her or its representative, must be present in person at the meeting in question. Only persons nominated in accordance with the procedures set forth in this Section shall be eligible for election as directors at a meeting of the shareholders during which directors are to be elected.

                  Nominations, other than those made by, or at the direction of, the Board or any designated committee thereof, shall be made pursuant to timely notice in writing to the Secretary of the Corporation as set forth in this Section. For the first meeting of the shareholders during which directors are to be elected following the initial public offering of common stock of the Corporation, a shareholder's notice shall be timely if hand-delivered to, or mailed (with proper postage prepaid) to and received by, the Corporation at its principal executive office not later than the close of business on the later of
(a) the 75th day prior to the scheduled date of such meeting or (b) the 15th day following the day on which public announcement of the date of such meeting is first made by the Corporation. For all subsequent meetings during which directors are to be elected, a notice shall be timely if hand-delivered to, or mailed (with proper postage prepaid) to and received by, the Corporation at its principal executive office not less than 75 days nor more than 120 days prior to the anniversary date of the immediately preceding meeting of the shareholders during which the directors were elected; provided, however, that in the event the meeting of the shareholders during which directors are to be elected is scheduled to be held on a date more than 30 days before such anniversary date or more than 60 days after such anniversary date, a shareholder's notice shall be timely if hand-delivered to, or mailed (with proper postage prepaid) to and received by, the Corporation at its principal executive office not later than the close of business on the later of (i) the


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75th day prior to the scheduled date of such meeting or (ii) the 15th day following the day on which public announcement of the date of such meeting is first made by the Corporation.

                  Such a shareholder's notice to the Secretary shall set forth or contain as to each nominee whom the shareholder proposes to nominate for election or re-election as a director: (i) the name, age, business address and residence address of such nominee; (ii) the principal occupation or employment of such nominee; (iii) the class and number of shares of the Corporation's capital stock which are beneficially owned by such nominee on the date of such stockholder notice; (iv) the signed written consent of such nominee to serve as a director if elected; and (v) any other information concerning the nominee that must be disclosed as to nominees in proxy solicitations pursuant to Regulation 14A (or any successor thereto) under the Exchange Act. A shareholder's notice to the Secretary shall further set forth as to the shareholder giving such notice:
(a) the name and address, as they appear on the Corporation's stock transfer books, of such shareholder and of the beneficial owners (if any) of the Corporation's capital stock registered in such shareholder's name and the name and address of other shareholders known by such shareholder to be supporting such a nominee(s); (b) the class and number of shares of the Corporation's capital stock which are held of record, beneficially owned or represented by proxy by such shareholder and by any other shareholders known by such shareholder to be supporting such nominee(s) on the record date for the meeting in question (if such date shall then have been made publicly available) and on the date of such shareholder's notice; and (c) a description of all arrangements or understandings between such shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such shareholder.

                  If the Board or any designated committee thereof determines that any shareholder nomination was not made in accordance with the terms of this Section or that the information provided in a shareholder's notice does not satisfy the informational requirements of this Section in any material respect, then such nomination shall not be considered at the meeting in question. If neither the Board nor such committee makes a determination as to whether a nomination was made in accordance with the provisions of this Section, then the presiding officer of the meeting shall determine whether a nomination was made in accordance with such provisions. If the presiding officer determines that any shareholder nomination was not made in accordance with the terms of this Section or that the information provided in a shareholder's notice does not satisfy the informational requirements of this Section in any material respect, then such nomination shall not be considered at the meeting in question. If the Board, a designated committee thereof, or the presiding officer determines that a nomination was made in accordance with the terms of this Section, then the presiding officer shall so declare at the meeting and ballots shall be provided for use at the meeting with respect to such nominee.

                  Notwithstanding anything to the contrary in the third sentence of the second paragraph of this Section, in the event that the number of directors to be elected to the Board is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board at least 75 days prior to the anniversary date of the

)
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immediately preceding meeting of the shareholders during which directors were elected, a shareholder's notice required by this Section shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if such notice shall be hand-delivered to, or mailed (with proper postage prepaid) to and received by, the Corporation at its principal executive office not later than the close of business on the 15th day following the day on which such public announcement is first made by the Corporation.

                  No person shall be elected by the shareholders as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section.

                  Section 4.4. Vacancies. Vacancies in the Board, including vacancies resulting from an increase in the number of directors, shall be filled by a majority vote of the remaining members of the Board, even though less than a quorum, or by a sole remaining director, and each person so elected shall serve as a director until the next selection of the class for which such director has been chosen and until his or her successor has been selected and qualified. If one or more directors resign from the Board effective at a future date, then the directors then in office, including those who have resigned, shall have the power to fill the vacancies by a majority vote, the vote thereon to take effect when the resignations become effective.

                  Section 4.5. Powers. The business and affairs of the Corporation shall be managed under the direction of its Board, which may exercise all powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles or these Bylaws directed or required to be exercised and done by the shareholders.

                  Section 4.6. Place of Board Meetings. Meetings of the Board may be held at such place within or without the Commonwealth of Pennsylvania as the Board may from time to time appoint or as may be designated in the notice of the meeting.

                  Section 4.7. First Meeting of Newly Elected Board. The first meeting of each newly elected Board may be held at the same place and immediately after the meeting at which such directors were elected and no notice shall be required other than announcement at such meeting. If such first meeting of the newly elected Board is not so held, then notice of such meeting shall be given in the same manner as set forth in Section 4.8 of these Bylaws with respect to notice of regular meetings of the Board.

                  Section 4.8. Regular Board Meetings; Notice. Regular meetings of the Board may be held at such times and places as shall be determined from time to time by resolution of at least a majority of the whole Board at a duly convened meeting, or by unanimous written consent. Notice of each regular meeting of the Board shall specify the date, place and hour of the meeting and shall be given to each director, to his or her address or telex, TWX, telecopier or telephone number as supplied by such director to the Corporation for the purpose of notice, at least 24 hours before the meeting if given personally or by telephone, telex, TWX (with answerback received) or telecopier,


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at least 48 hours before the meeting if given by telegram (with messenger service specified), express mail (with postage prepaid) or courier service (charges prepaid), and at least five days before the meeting if given by first class mail (with postage prepaid). If the notice is sent by mail, telegraph or courier service, then it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office or courier service for delivery to that person, or in the case of telex or TWX, when dispatched.

                  Section 4.9. Special Board Meetings; Notice. Special meetings of the Board may be called by the Chairman of the Board or the President on notice to each director, specifying the purpose, date, place and hour of the meeting and given within the same time and in the same manner provided for notice of regular meetings in Section 4.8 of these Bylaws. Special meetings shall be called by the Secretary in like manner and on like notice on the written request of two directors.

                  Section 4.10. Quorum of the Board. At all meetings of the Board, the presence of a majority of the directors in office shall constitute a quorum for the transaction of business, and the acts of a majority of the directors present and voting at a meeting at which a quorum is present shall be the acts of the Board. If a quorum shall not be present at any meeting of directors, then the directors present thereat shall adjourn the meeting. It shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted thereat other than by announcement at the meeting at which such adjournment is taken.

                  Section 4.11. Committees of Directors. The Board may, by resolution adopted by a majority of the directors then in office, establish one or more committees, each committee to consist of one or more of the directors, and may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee or for the purposes of any written action by the committee. Any such committee, to the extent provided in such resolution of the Board or in these Bylaws, shall have and may exercise all of the powers and authority of the Board; provided, however, that no such committee shall have any power or authority to: (a) submit to the shareholders any action requiring approval of the shareholders under the 1988 BCL; (b) create or fill vacancies on the Board;
(c) amend or repeal these Bylaws or adopt new bylaws; (d) amend or repeal any resolution of the Board that by its terms is amendable or repealable only by the Board; (e) act on any matter committed by these Bylaws or by resolution of the Board to another committee of the Board; (f) amend the Articles or adopt a resolution proposing an amendment to the Articles; or (g) adopt a plan or an agreement of merger or consolidation, share exchange, asset sale or division. In the absence or disqualification of a member or alternate member or members of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not a quorum is present, may unanimously appoint another director to act at the meeting in the place of any absent or disqualified member. Minutes of all meetings of any committee of the Board shall be kept by the person designated by such committee to keep such minutes. Copies of such minutes and any writing setting forth an action taken by written consent without a meeting shall be distributed to each member of the Board promptly after such meeting is held or such action is taken. Each committee of the Board


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shall serve at the pleasure of the Board.

                  Section 4.12. Participation in Board Meetings by Telephone. One or more directors may participate in a meeting of the Board or of a committee of the Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and all directors so participating shall be deemed present at the meeting.

                  Section 4.13. Action by Consent of Directors. Any action required or permitted to be taken at a meeting of the Board or of a committee of the Board may be taken without a meeting if, prior or subsequent to the action, a consent or consents in writing setting forth the action so taken shall be signed by all of the directors then in office or the members of the committee, as the case may be, and filed with the Secretary of the Corporation.

                  Section 4.14. Compensation of Directors. The Board may, by resolution, fix the compensation of directors for their services as directors. A director may also serve the Corporation in any other capacity and receive compensation therefor.


                                    ARTICLE V
                                    OFFICERS

                  Section 5.1. Principal Officers. The officers of the Corporation shall be chosen by the Board, and shall include a President, one or more Vice Presidents, a Secretary and a Chief Financial Officer to serve as treasurer (the "Treasurer"; and collectively, the "Principal Officers"). The President, all Vice Presidents and the Secretary shall be natural persons of full age. The Treasurer may be a corporation, but if a natural person, shall be of full age. Any number of offices may be held by the same person.

                  Section 5.2. Electing Principal Officers. At the first meeting of each newly elected Board, the Board shall elect the Principal Officers of the Corporation, none of whom need be members of the Board.

                  Section 5.3. Other Officers. The Corporation may have such other officers, assistant officers, agents and employees as the Board may deem necessary, each of whom shall hold office for such period, have such authority and perform such duties as the Board may from time to time determine. The Board may delegate to any Principal Officer the power to appoint or remove, and set the compensation of, any such other officers and any such agents or employees.

                  Section 5.4. Compensation. Except as provided in Section 5.3 of these Bylaws, the salaries of all officers of the Corporation shall be fixed by the Board.



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



                  Section 5.5. Term of Office; Removal. Each officer of the Corporation shall hold office until his or her successor has been chosen and qualified or until his or her earlier death, resignation or removal. Vacancies of any office shall be filled by the Board. Any officer or agent may be removed by the Board with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. The election or appointment of an officer or agent shall not of itself create any contract rights.

                  Section 5.6. The President. The President shall be the chief executive officer of the Corporation. He or she shall preside at all meetings of the shareholders and directors, shall have general and active management of the business of the Corporation, shall supervise and direct all business and affairs of the Corporation, and shall see that all orders and resolutions of the Board are carried into effect.

                  Section 5.7. The Vice Presidents. The Vice-President or Vice-Presidents, in the order designated by the Board, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President, and shall perform such other duties as the Board may prescribe or the President may delegate to them.

                  Section 5.8. The Secretary. The Secretary shall attend all sessions of the Board and all meetings of the shareholders and record all the votes of the Corporation and the minutes of all the transactions in a book to be kept for that purpose, and shall perform like duties for the committees of the Board when required. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the Board, and shall perform such other duties as may be prescribed by the Board or the President, under whose supervision the Secretary shall be. He or she shall keep in safe custody the corporate seal, if any, of the Corporation.

                  Section 5.9.  The Treasurer.

                           (a) The Treasurer shall have the custody of the
corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as shall be designated by the Board.

                           (b) The Treasurer shall disburse the funds of the
Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and directors, at the regular meetings of the Board, or whenever they may require it, an account of all his or her transactions as Treasurer.

                  Section 5.10. Bonds. If required by the Board, any officer shall give the Corporation a bond in such sum, and with such surety or sureties as may be satisfactory to the Board, for the faithful discharge of the duties of his or her office and for the restoration to the Corporation, in the case of his or her death, resignation, retirement or removal from office, of all books, papers,

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



vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.


                                   ARTICLE VI
                             CERTIFICATES FOR SHARES

                  Section 6.1. Share Certificates. The certificates representing shares of the Corporation shall be numbered and registered in a share register as they are issued. The share register shall exhibit the names and addresses of all registered holders and the number and class of shares and the series, if any, held by each.

                  Each share certificate shall state that the Corporation is incorporated under the laws of the Commonwealth of Pennsylvania, the name of the registered holder and the number and class of shares and the series, if any, represented thereby. If, under its Articles, the Corporation is authorized to issue shares of more than one class or series, each certificate shall set forth, or shall contain a statement that the Corporation will furnish to any shareholder upon request and without charge, a full or summary statement of the designations, voting rights, preferences, limitations and special rights of the shares of each class or series authorized to be issued so far as they have been fixed and determined and the authority of the Board to fix and determine such rights.

                  Section 6.2. Execution of Certificates. Every share certificate shall be executed, by facsimile or otherwise, by or on behalf of the Corporation, by the President, by any Vice-President, or by the Secretary. In case any officer who has signed or whose facsimile signature has been placed upon any share certificate shall have ceased to be such officer, because of death, resignation or otherwise, before the certificate is issued, it may be issued by the Corporation with the same effect as if the officer had not ceased to be such at the time of issue.

                                   ARTICLE VII
                               TRANSFER OF SHARES

                  Section 7.1. Transfer. Upon presentment to the Corporation or its transfer agent of a share certificate endorsed by the appropriate person or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto and the old certificate canceled and the transfer registered upon the books of the Corporation, unless either: (a) the Corporation or its transfer agent has received a demand from an appropriate person to make an indorsement on such certificate that the Corporation or its transfer agent not register transfer; or
(b) the Corporation or its transfer agent has been served with a restraining order, injunction or other process from a court of competent jurisdiction enjoining it from registering the transfer. Any demand to the Corporation or its transfer agent not to register transfer shall identify the registered owner and the issue of which such share is a part and provide an address to send communications directed to the person making the demand. No demand described in
Section 7.1(a)
above shall be effective unless it is received by the Corporation or its transfer agent at a time and in a manner affording the Corporation or its transfer agent a reasonable opportunity to act on it.

                  Section 7.2. Request to Register Transfer After Demand. If a share certificate is presented to the Corporation or its transfer agent with a request to register transfer after a demand that the Corporation or its transfer agent not register transfer of such certificate has become effective pursuant to
Section 7.1 of these Bylaws, then the Corporation or its transfer agent shall promptly communicate to each of the person who initiated the demand and the person who presented the certificate for registration of transfer a notification stating that: (a) the certificate has been presented for registration of transfer; (b) a demand that the Corporation or its transfer agent not register transfer of such certificate had previously been received; and (c) the Corporation or its transfer agent will withhold registration of transfer of such certificate for a period of thirty (30) days (or such shorter period of time as stated in the notification that is not manifestly unreasonable) from the date of the notification in order to provide the person who initiated the demand an opportunity to obtain legal process or an indemnity bond.

                  Section 7.3. Limitation of Liability. Neither the Corporation nor its transfer agent shall be liable to a person who initiated a demand that the Corporation or its transfer agent not register transfer for any loss the person suffers as a result of registration of transfer if the person who initiated demand does not, within the time stated in the notification described in Section 7.2 of these Bylaws, either (a) obtain an appropriate restraining order, injunction or other process from a course of competent jurisdiction enjoining the Corporation or its transfer agent from registering the transfer, or (b) file with the Corporation or its transfer agent an indemnity bond, sufficient in the Corporation's or its transfer agent's judgment to protect the Corporation or its transfer agent from any loss it or they may suffer by refusing to register the transfer.


                                  ARTICLE VIII
                      RECORD DATE; IDENTITY OF SHAREHOLDERS

                  Section 8.1. Record Date. The Board may fix a time, prior to the date of any meeting of the shareholders, as a record date for the determination of the shareholders entitled to notice of, or to vote at, the meeting, which time, except in the case of an adjourned meeting, shall not be more than ninety (90) days prior to the date of the meeting. Except as otherwise provided in Section 8.2 of these Bylaws, only the shareholders of record at the close of business on the date so fixed shall be entitled to notice of, or to vote at, such meeting, notwithstanding any transfer of securities on the books of the Corporation after any record date so fixed. The Board may similarly fix a record date for the determination of shareholders for any other purpose. When a determination of shareholders of record has been made as herein provided for purposes of a meeting, the determination shall apply to any adjournment thereof unless the Board fixes a new record date for the adjourned meeting.



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



                  Section 8.2. Certification of Nominee. The Board may adopt a procedure whereby a shareholder may certify in writing to the Secretary of the Corporation that all or a portion of the shares registered in the name of the shareholder are held for the account of a specified person or persons. The Board, in adopting such procedure, may specify (a) the classification of shareholder who may certify, (b) the purpose or purposes for which the certification may be made, (c) the form of certification and the information to be contained therein, (d) as to certifications with respect to a record date, the date or time after the record date by which the certification must be received by the Secretary of the Corporation, and (e) such other provisions with respect to the procedure as the Board deems necessary or desirable. Upon receipt by the Secretary of the Corporation of a certification complying with the procedure, the persons specified in the certification shall be deemed, for the purpose or purposes set forth in the certification, to be the holders of record of the number of shares specified instead of the persons making the certification.


                                   ARTICLE IX
                             REGISTERED SHAREHOLDERS

                  Section 9.1. Before due presentment for transfer of any shares, the Corporation shall treat the registered owner thereof as the person exclusively entitled to vote, to receive notifications and otherwise to exercise all the rights and powers of an owner, and shall not be bound to recognize any equitable or other claim or interest in such securities, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the Commonwealth of Pennsylvania or by Section 8.2 of these Bylaws.


                                    ARTICLE X
                                LOST CERTIFICATES

                  Section 10.1. If the owner of a share certificate claims that it has been lost, destroyed, or wrongfully taken, then the Corporation shall issue a new certificate in place of the original certificate if the owner so requests before the Corporation has notice that the certificate has been acquired by a protected purchaser, and if the owner has filed with the Corporation an indemnity bond and an affidavit of the facts satisfactory to the Board or its designated agent, and has complied with such other reasonable requirements, if any, as the Board may deem appropriate.




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



                                   ARTICLE XI
                                  DISTRIBUTIONS

                  Section 11.1. Distributions. Distributions upon the shares of the Corporation, whether by dividend, purchase or redemption or other acquisition of its shares subject to any provisions of the Articles related thereto, may be authorized by the Board at any regular or special meeting of the Board and may be paid directly or indirectly in cash, in property or by the incurrence of indebtedness by the Corporation.

                  Section 11.2. Reserves. Before the making of any distributions, there may be set aside out of any funds of the Corporation available for distributions such sum or sums as the Board from time to time, in its absolute discretion, deems proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board shall deem conducive to the interests of the Corporation, and the Board may abolish any such reserve in the manner in which it was created.

                  Section 11.3. Stock Dividends/Splits. Stock dividends or splits upon the shares of the Corporation, subject to any provisions of the Articles related thereto, may be authorized by the Board at any regular or special meeting of the Board.


                                   ARTICLE XII
                               GENERAL PROVISIONS

                  Section 12.1. Checks and Notes. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers as the Board may from time to time designate.

                  Section 12.2. Fiscal Year. The fiscal year of the Corporation shall be as determined by the Board.

                  Section 12.3. Seal. The corporate seal, if any, shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Pennsylvania." Such seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced. The affixation of the corporate seal shall not be necessary to the valid execution, assignment or endorsement of any instrument or other document by the Corporation.

                  Section 12.4. Notices. Whenever, under the provisions of the 1988 BCL or of the Articles or of these Bylaws or otherwise, written notice is required to be given to any person, it may be given to such person either personally or by sending a copy thereof by first class or express mail, postage prepaid, telegram (with messenger service specified), telex, TWX (with answerback received), courier service (with charges prepaid) or facsimile transmission, to his or her address, (or to his or her telex, TWX, or facsimile number), appearing on the books of the Corporation or, in the case of directors, supplied by the director to the Corporation for the purpose of notice. If the notice is sent by mail, telegraph or courier service, then it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office or courier service for delivery to that person. A notice given by telex or TWX shall be deemed to have been given when dispatched. If mailed at least twenty (20) days prior to the meeting or corporate action to be taken, then notice may be sent by any class of post paid mail (including bulk mail).

                  Section 12.5. Waiver of Notice. Whenever any notice is required to be given by the 1988 BCL or by the Articles or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted nor the purpose of a meeting need be specified in the waiver of notice of the meeting. Attendance of a person at any meeting shall constitute a waiver of notice of the meeting, except where any person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened, and the person so objects at the beginning of the meeting.


                                  ARTICLE XIII
                                   AMENDMENTS

                  Section 13.1. Amendments. The Bylaws may be adopted, amended or repealed or by a majority vote of the members of the Board at any regular or special meeting duly convened, subject only to the power of the shareholders to change such action by the directors. Whenever the Bylaws require for the taking of any action by the shareholders or a class of shareholders a specific number or percentage of votes, the provision of the Bylaws setting forth that requirement shall not be amended or repealed by any lesser number or percentage of votes of the shareholders or of the class of shareholders. In the case of a meeting of shareholders, written notice shall be given to each shareholder that the purpose, or one of the purposes, of a meeting is to consider the adoption, amendment or repeal of the Bylaws. There shall be included in, or enclosed with the notice, a copy of the proposed amendment or a summary of the changes to be effected thereby. Any change in the Bylaws shall take effect when adopted unless otherwise provided in the resolution effecting the change.


                                   ARTICLE XIV
                                 INDEMNIFICATION

                  Section 14.1. Officers and Directors - Direct Actions. The Corporation shall indemnify any director or officer of the Corporation (as used in this Article, the phrase "director or officer of the Corporation" shall mean any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise), who was or is a party (other than a party plaintiff suing on his or her own behalf), or who is threatened to be made such a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a director or officer of the Corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she met the standard of conduct of (a) acting in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation and (b) with respect to any criminal proceeding, having no reasonable cause to believe his or her conduct was unlawful. The termination of any action or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person (i) did not act in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation and (ii) with respect to any criminal proceeding, had reasonable cause to believe that his or her conduct was unlawful.

                  Section 14.2. Officers and Directors - Derivative Actions. The Corporation shall indemnify any director or officer of the Corporation who was or is a party (other than a party suing in the right of the Corporation), or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding by or in the right of the Corporation to procure a judgment in the Corporation's favor by reason of the fact that he or she is or was a director or officer of the Corporation, against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of the action, suit or proceeding if he or she met the standard of conduct of acting in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation. Indemnification shall not be made under this Section in respect of any claim, issue or matter as to which the director or officer of the Corporation has been adjudged to be liable to the Corporation unless and only to the extent that the Court of Common Pleas of the judicial district embracing the county in which the registered office of the Corporation is located or the court in which the action, suit or proceeding was brought determines upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for the expenses that the Court of Common Pleas or other court deems proper.

                  Section 14.3. Employees and Agents. The Corporation may, to the extent permitted by the 1988 BCL, indemnify any employee or agent of the Corporation (as used in this Article, the phrase "employee or agent of the Corporation" shall mean any person who is or was an employee or agent of the Corporation, other than a director or officer of the Corporation, or is or was serving at the request of the Corporation as such an employee or agent of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise) who was or is a party (other than a party plaintiff suing on his or her own behalf), or who is threatened to be made such a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding by reason of the fact that he or she is or was an employee or agent of the Corporation; provided that he or she has met the applicable standard of conduct set forth in Sections 14.1 and 14.2, subject to the limitations set forth in Section 14.2 in the case of an action, suit or proceeding by or in the right of the Corporation to procure a judgment in the Corporation's favor.

                  Section 14.4. Mandatory Indemnification. To the extent that a director or officer of the Corporation or any employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 14.1, 14.2 or 14.3, or in defense of any claim, issue or matter therein, he or she shall be indemnified by the Corporation against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

                  Section 14.5. Advancing Expenses. Expenses (including attorneys' fees) incurred by a director or officer of the Corporation or an employee or agent of the Corporation in defending any action, suit or proceeding referred to in Sections 14.1, 14.2 or 14.3 may be paid by the Corporation in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article XIV.

                  Section 14.6.  Procedure.

                           (a) Unless ordered by a court, any indemnification
under Section 14.1, 14.2 or 14.3 or advancement of expenses under Section 14.5 shall be made by the Corporation only as authorized in a specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 14.1, 14.2 or 14.3.

                           (b) All determinations under this Section 14.6 shall
be made:

                                    (1) With respect to indemnification under
Section 14.3 and advancement of expenses to an employee or agent of the Corporation, by the Board by a majority vote.

                                    (2) With respect to indemnification under
Section 14.1 or 14.2 and advancement of expenses to a director or officer of the Corporation,

                                            (A) By the Board by a majority vote
of a quorum consisting of directors who were not parties to such action or proceeding, or

                                            (B) If such a quorum is not
obtainable, or, if obtainable and if a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or

                                            (C) By the shareholders.

                  Section 14.7.  Nonexclusivity of Indemnification.

                           (a) The indemnification and advancement of expenses
provided by, or granted pursuant to, this Article XIV shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to actions in his or her official capacity and as to actions in another capacity while holding that office. Section 1728 (relating to interested directors; quorum) of the 1988 BCL, or any successor section, shall be applicable to any Bylaw, contract or transaction authorized by the directors under this Section 14.7. The Corporation may create a fund of any nature, which may, but need not be, under the control of a trustee, or otherwise secure or insure in any manner its indemnification obligations, whether arising under or pursuant to this Article XIV or otherwise.

                           (b) Indemnification pursuant to Section 14.7(a)
hereof shall not be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

                           (c) Indemnification pursuant to Section 14.7(a),
under any Bylaw, agreement, vote of shareholders or directors or otherwise, may be granted for any action taken or any failure to take any action, and may be made whether or not the Corporation would have the power to indemnify the person under any other provision of law, except as provided in this Section 14.7, and whether or not the indemnified liability arises or arose from any threatened or pending or completed action by or in the right of the Corporation.

                  Section 14.8. Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation or an employee or agent of the Corporation, against any liability asserted against such person and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against that liability under the provisions of this Article XIV or otherwise.

                  Section 14.9. Past Officers and Directors. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article XIV shall continue as to a person who has ceased to be a director or officer of the Corporation or an employee or agent of the Corporation and shall inure to the benefit of the heirs and personal representatives of that person.

                  Section 14.10. Surviving or New Corporations. References to "the Corporation" in this Article XIV include all constituent corporations absorbed in a consolidation, merger or division, as well as the surviving or new corporation resulting therefrom, so that any director, officer, employee or agent of the constituent, surviving or new corporation shall stand in the same position under the provisions of this Article XIV with respect to the surviving or new corporation as he or she would if he or she had served the surviving or new corporation in the same capacity.

                  Section 14.11. Application to Employee Benefit Plans. For purposes of this Article XIV:

                           (a) References to "other enterprises" shall include
employee benefit plans and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation that imposes duties on, or involves services by, the person with respect to an employee benefit plan, its participants or beneficiaries.

                           (b) Excise taxes assessed on a person with respect to
an employee benefit plan pursuant to applicable law shall be deemed "fines."

                           (c) Action with respect to an employee benefit plan
taken or omitted in good faith by a director, officer, employee or agent of the Corporation in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of the plan shall be deemed to be action in a manner that is not opposed to the best interests of the Corporation.